Exhibit 99.1

The Chefs’ Warehouse Reports Fourth Quarter 2019 Financial Results
Net Sales Growth of 8.2%
Ridgefield, CT, February 12, 2020 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its fourth quarter ended December 27, 2019.

Financial highlights for the fourth quarter of 2019 compared to the fourth quarter of 2018:

•	Net sales increased 8.2% to $426.5 million for the fourth quarter of 2019 from $394.1 million for the fourth quarter of 2018.

•	GAAP net income was $10.9 million, or $0.36 per diluted share, for the fourth quarter of 2019 compared to $8.9 million, or $0.30 per diluted share, in the fourth quarter of 2018.

•	Adjusted EPS[1] was $0.39 for the fourth quarter of 2019 compared to $0.32 for the fourth quarter of 2018.

•	Adjusted EBITDA[1] was $28.2 million for the fourth quarter of 2019 compared to $24.6 million for the fourth quarter of 2018.

“We finished 2019 with solid revenue performance amidst a healthy consumer demand environment during the fourth quarter,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “We enter 2020 celebrating our thirty-fifth year of operations. We are excited to continue on our path of growth and our mission of providing our customers with the highest quality ingredients and service that the Chefs’ Warehouse family and portfolio of brands have delivered since our company’s inception.”

Fourth Quarter Fiscal 2019 Results

Net sales for the quarter ended December 27, 2019 increased 8.2% to $426.5 million from $394.1 million for the quarter ended December 28, 2018. Organic growth contributed $16.2 million, or 4.1% to sales growth in the quarter. The remaining sales growth of $16.2 million, or 4.1%, resulted from acquisitions. Organic case count grew approximately 2.3% in the Company’s specialty category with unique customers and placements growth at 3.8% and 2.5%, respectively, compared to the prior year quarter. Pounds sold in the Company’s center-of-the-plate category decreased approximately 2.1% compared to the prior year quarter. Estimated inflation was 3.1% in the Company’s specialty categories and 5.3% in the center-of-the-plate categories compared to the prior year quarter.

Gross profit increased approximately 5.3% to $107.7 million for the fourth quarter of 2019 from $102.3 million for the fourth quarter of 2018. Gross profit margin decreased approximately 71 basis points to 25.3% from 26.0%. Gross margins in the Company’s specialty category increased 36 basis points and gross margins decreased 185 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Total operating expenses increased by approximately 5.6% to $89.3 million for the fourth quarter of 2019 from $84.5 million for the fourth quarter of 2018. As a percentage of net sales, operating expenses were 20.9% in the fourth quarter of 2019 compared to 21.4% in the fourth quarter of 2018. Operating expenses as a percentage of sales was favorably impacted by lower general and administrative expenses, primarily due to lower compensation and benefits related costs, partially offset by higher warehouse costs related to the Company’s investment in Texas and its new facility in Los Angeles.

1EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

Operating income for the fourth quarter of 2019 was $18.4 million compared to $17.8 million for the fourth quarter of 2018. The increase in operating income was driven primarily by increased gross profit, offset in part by higher operating expenses, as discussed above. As a percentage of net sales, operating income was 4.4% in the fourth quarter of 2019 as compared to 4.6% in the fourth quarter of 2018.

Total interest expense decreased to $4.4 million for the fourth quarter of 2019 compared to $5.7 million for the fourth quarter of 2018. The decrease was primarily driven by a $1.1 million write-off of deferred financing fees during the fourth quarter of 2018 associated with the re-pricing of the Company’s Term Loan and lower effective interest charged on the Company’s outstanding debt.

Net income for the fourth quarter of 2019 was $10.9 million, or $0.36 per diluted share, compared to net income of $8.9 million, or $0.30 per diluted share, for the fourth quarter of 2018.

Adjusted EBITDA1 was $28.2 million for the fourth quarter of 2019 compared to $24.6 million for the fourth quarter of 2018. For the fourth quarter of 2019, adjusted net income1 was $12.1 million, or $0.39 per diluted share compared to adjusted net income of $9.6 million, or $0.32 per diluted share for the fourth quarter of 2018.

Full Year 2020 Guidance

Based on current trends in the business, the Company is providing the following financial guidance for fiscal year 2020:

•	Net sales between $1.85 billion and $1.91 billion

•	Gross profit between $478.0 million and $492.0 million

•	Net income between $26.9 million and $29.8 million

•	Net income per diluted share between $0.86 and $0.95

•	Adjusted EBITDA[1] between $102.0 million and $106.0 million

•	Adjusted EPS[1] between $0.91 and $1.00

This guidance is based on an effective tax rate of approximately 28.0% for fiscal 2020. Our full year estimated diluted share count is approximately 33.6 million shares. The Company expects its senior convertible notes to be dilutive for the full year and accordingly, those shares that could be issued upon conversion of the notes are included in the fully diluted share count.

Fourth Quarter 2019 Earnings Conference Call

The Company will host a conference call to discuss fourth quarter 2019 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13698025. The replay will be available until Wednesday, February 19, 2020, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; the Company’s ability to expand its operations in its existing markets and to penetrate new markets through acquisitions; the Company may not achieve the benefits expected from its acquisitions, which could adversely impact its business and operating results; the Company may have difficulty managing and facilitating its future growth; conditions beyond the Company’s control could materially affect the cost and/or availability of its specialty food products or center-of-the-plate products and/or interrupt its distribution network; the Company’s increased distribution of center-of-the-plate products, like meat, poultry and seafood, involves increased exposure to price volatility experienced by those products; the Company’s business is a low-margin business and its profit margins may be sensitive to inflationary and deflationary pressures; because the Company’s foodservice distribution operations are concentrated in certain culinary markets, the Company is susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on the Company’s business, financial condition or results of operations; the Company’s ability to raise capital in the future may be limited; the Company may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; and the Company’s business operations and future development could be significantly disrupted if it loses key members of its management team. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 34,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Net Sales	$426,507	$394,056	$1,591,834	$1,444,609
Cost of Sales	318,811	291,764	1,185,481	1,077,562
Gross Profit	107,696	102,292	406,353	367,047

Operating Expenses	89,262	84,490	355,585	318,289
Operating Income	18,434	17,802	50,768	48,758

Interest Expense	4,351	5,709	18,264	20,745
Loss on Asset Disposal	37	139	101	169
Income Before Income Taxes	14,046	11,954	32,403	27,844

Provision for Income Tax Expense	3,158	3,072	8,210	7,442

Net Income	$10,888	$8,882	$24,193	$20,402

Net Income Per Share:
Basic	$0.37	$0.30	$0.82	$0.71
Diluted	$0.36	$0.30	$0.81	$0.70

Weighted Average Common Shares Outstanding:
Basic	29,595,723	29,438,806	29,532,342	28,703,265
Diluted	31,134,821	29,828,252	30,073,338	29,678,919

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 27, 2019 AND DECEMBER 28, 2018
(in thousands)

	December 27, 2019	December 28, 2018
	(unaudited)
Cash	$140,233	$42,410
Accounts receivable, net	175,044	161,758
Inventories, net	124,056	112,614
Prepaid expenses and other current assets	13,823	11,953
Total current assets	453,156	328,735

Equipment, leasehold improvements and software, net	92,846	85,276
Operating lease right-of-use assets (1)	127,649	—
Goodwill	197,743	184,280
Intangible assets, net	138,751	130,033
Other assets	3,534	4,074
Total assets	$1,013,679	$732,398

Accounts payable	$94,097	$87,799
Accrued liabilities	29,847	24,810
Short-term operating lease liabilities (1)	17,453	—
Accrued compensation	8,033	12,872
Current portion of long-term debt	721	61
Total current liabilities	150,151	125,542

Long-term debt, net of current portion	386,106	278,169
Operating lease liabilities (1)	120,572	—
Deferred taxes, net	10,883	9,601
Other liabilities	10,034	10,410
Total liabilities	677,746	423,722

Preferred stock	—	—
Common stock	304	300
Additional paid in capital	212,240	207,326
Cumulative foreign currency translation adjustment	(2,048)	(2,221)
Retained earnings	125,437	103,271
Stockholders’ equity	335,933	308,676

Total liabilities and stockholders’ equity	$1,013,679	$732,398

(1) Fiscal 2019 includes new balance sheet captions due to the adoption of the new lease accounting standard, effective on the first day of fiscal 2019

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE FIFTY-TWO WEEKS ENDED DECEMBER 27, 2019 AND DECEMBER 28, 2018
(unaudited, in thousands)

	December 27, 2019	December 28, 2018
Cash flows from operating activities:
Net income	$24,193	$20,402

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,328	10,296
Amortization of intangible assets	12,663	11,910
Provision for allowance for doubtful accounts	4,981	3,790
Non-cash operating lease expense	2,043	770
Deferred taxes	2,063	2,554
Amortization of deferred financing fees	2,168	3,155
Stock compensation	4,399	4,094
Change in fair value of contingent earn-out liabilities	5,879	1,448
Loss on asset disposal	101	169
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(13,213)	(19,466)
Inventories	(9,439)	(6,330)
Prepaid expenses and other current assets	(1,813)	120
Accounts payable, accrued liabilities and accrued compensation	3,775	13,677
Other assets and liabilities	(6,121)	(1,507)
Net cash provided by operating activities	45,007	45,082

Cash flows from investing activities:
Capital expenditures	(16,077)	(19,817)
Cash paid for acquisitions, net of cash received	(28,077)	(13,901)
Proceeds from asset disposals	—	30
Net cash used in investing activities	(44,154)	(33,688)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(1,894)	(49,360)
Proceeds from debt issuance	150,000	—
Payment of deferred financing fees	(5,082)	(1,502)
Proceeds from exercise of stock options	1,541	—
Surrender of shares to pay withholding taxes	(1,022)	(764)
Cash paid for contingent earn-out liability	(2,412)	(3,000)
Borrowings under asset based loan facility	—	47,100
Payments under asset based loan facility	(44,184)	(2,916)
Net cash provided by (used in) financing activities	96,947	(10,442)

Effect of foreign currency translation on cash and cash equivalents	23	(46)

Net increase in cash and cash equivalents	97,823	906
Cash and cash equivalents at beginning of period	42,410	41,504
Cash and cash equivalents at end of period	$140,233	$42,410

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Numerator:
Net Income	$10,888	$8,882	$24,193	$20,402
Add effect of dilutive securities:
Interest on convertible notes, net of tax	215	—	207	362
Net Income available to common shareholders	$11,103	$8,882	$24,400	$20,764
Denominator:
Weighted average basic common shares outstanding	29,595,723	29,438,806	29,532,342	28,703,265
Dilutive effect of unvested common shares	204,483	389,446	211,050	270,520
Dilutive effect of convertible notes	1,334,615	—	329,946	705,134
Weighted average diluted common shares outstanding	31,134,821	29,828,252	30,073,338	29,678,919

Net Income Per Share:
Basic	$0.37	$0.30	$0.82	$0.71
Diluted	$0.36	$0.30	$0.81	$0.70

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
(unaudited; in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Net Income	$10,888	$8,882	$24,193	$20,402
Interest expense	4,351	5,709	18,264	20,745
Depreciation	3,789	3,062	13,328	10,296
Amortization	3,178	2,961	12,663	11,910
Provision for income tax expense	3,158	3,072	8,210	7,442
EBITDA (1)	25,364	23,686	76,658	70,795

Adjustments:
Stock compensation (2)	1,488	1,095	4,399	4,094
Duplicate rent (3)	698	—	1,503	14
Integration and deal costs/third party transaction costs (4)	93	277	379	608
Change in fair value of earn-out obligations (5)	548	(578)	5,879	1,448
Loss on asset disposal (6)	37	139	101	169
Moving expenses (7)	—	28	61	49

Adjusted EBITDA (1)	$28,228	$24,647	$88,980	$77,177

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent and occupancy costs for our Los Angeles, CA and Toronto, Canada facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Net Income	$10,888	$8,882	$24,193	$20,402

Adjustments to Reconcile Net Income to Adjusted Net Income (1):
Duplicate rent (2)	698	—	1,503	14
Integration and deal costs/third party transaction costs (3)	93	277	379	608
Moving expenses (4)	—	28	61	49
Change in fair value of earn-out obligations (5)	548	(578)	5,879	1,448
Loss on asset disposal (6)	37	139	101	169
Write-off of unamortized deferred financing fees (7)	—	1,081	—	1,081
Tax effect of adjustments (8)	(205)	(253)	(2,007)	(900)
Total Adjustments	1,171	694	5,916	2,469
Adjusted Net Income	$12,059	$9,576	$30,109	$22,871

Diluted Earnings per Share - Adjusted	$0.39	$0.32	$1.01	$0.78

Diluted Shares Outstanding - Adjusted	31,225,875	29,828,252	30,073,338	29,678,919

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent and occupancy costs for our Los Angeles, CA and Toronto, Canada facilities.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents the write-off of unamortized deferred financing fees as a result of the repricing of our term loan during the fourth quarter of 2018.

8.	Represents the tax effect of items 2 through 7 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Numerator:
Adjusted Net Income	$12,059	$9,576	$30,109	$22,871
Add effect of dilutive securities:
Interest on convertible notes, net of tax	250	—	207	362
Adjusted Net Income available to common shareholders	$12,309	$9,576	$30,316	$23,233
Denominator:
Weighted average basic common shares outstanding	29,595,723	29,438,806	29,532,342	28,703,265
Dilutive effect of unvested common shares	204,483	389,446	211,050	270,520
Dilutive effect of convertible notes	1,425,669	—	329,946	705,134
Weighted average diluted common shares outstanding	31,225,875	29,828,252	30,073,338	29,678,919

Adjusted Net Income per share:
Diluted	$0.39	$0.32	$1.01	$0.78

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2020
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$26,850	$29,800
Provision for income tax expense	10,450	11,500
Depreciation & amortization	35,500	35,500
Interest expense	20,000	20,000
EBITDA (1)	92,800	96,800

Adjustments:
Stock compensation (2)	6,800	6,800
Duplicate rent (3)	2,000	2,000
Change in fair value of earn-out obligations (4)	300	300
Moving expenses (5)	100	100

Adjusted EBITDA (1)	$102,000	$106,000

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

5.	Represents moving expenses for the consolidation and expansion of our facilities.

THE CHEFS’ WAREHOUSE, INC.
2020 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2020 ADJUSTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.86	$0.95

Duplicate rent (3)	0.04	0.04
Change in fair value of earn-out obligations (4)	0.01	0.01

Adjusted net income per diluted share	$0.91	$1.00

1.
We are presenting estimated adjusted EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 28.0% and an estimated fully diluted share count of approximately 34 million shares.

3.	Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.